EXHIBIT 10.11 Lease Agreement with Ryan Companies

This LEASE AGREEMENT, made as of this 6th day of December , 1996 between Ryan Companies U S,. Inc. ("Landlord"), and Spanlink Communications, Inc., ("Tenant");

WITNESSETH, THAT

1. PREMISES: Landlord, subject to the terms and conditions hereof, hereby leases to Tenant certain premises ("Premises") shown crosshatched on the floor plan attached hereto as Exhibit A containing approximately 26,993 square feet in the building situated at 7125 Northland Terrace, Brooklyn Park, Minnesota 55428 ('Building"). The square footage of the Premises has been calculated by landlord's architect by measuring from the outside face of the exterior walls of the Building and from the centerline of the interior common walls of the Premises. The Building, the land underlying and contiguous thereto and all improvements thereon are hereinafter referred to as the "Project"(delineated on the attached site plan and legal description as Exhibit C).

1.1 RIGHT OF FIRST OFFER: Tenant shall have a Right of First Offer on the adjacent approximately 4,800 square feet of space during the original lease term with ten (10) business days to respond to such offer. The Base Rent rate for this space shall be the then existing Base Rental rate being paid under this Lease, with an improvement allowance proportionate to the original allowance of Twenty and 75/100 Dollars per square foot pro-rated over the remaining term of the Lease.

    Further, and notwithstanding the above, in the event a prospective tenant desires to lease more than the adjacent 9,880 square feet, the Landlord shall have no obligation to provide this Right of First Offer.

    Tenant shall have an on-going Right of First Offer on adjacent space that becomes available during the term of this Lease in as-is condition, subject to renewal options of existing leases.

2. TERM: Tenant takes the Premises from Landlord, upon the terms and conditions herein contained for the term ("Term") of Five (5) years and six and one half (6 1/2) months commencing on January 15,1997 and terminating on July 31, 2002 unless sooner terminated as herein provided.

2.1 LEASE TERMINATION: Tenant shall have the option to terminate this lease after three (3) years upon payment of a termination fee of Three Hundred Thirteen Thousand, Three Hundred Dollars($313,300.00) along with a six(6)month prior written notice to Landlord.

2.2 RENEWAL OPTION: Provided Tenant is not in default of this Lease, Tenant shall have the option to renew this Lease for one period of three (3) years at a base rental rate of $10.61 per square foot subject to six (6) months prior written notice to Landlord.

3. MONTHLY BASE RENT: Tenant agrees to pay to Landlord for the period of January 15, 1997, through January 31, 1997 a month Base Rent ("Base Rent") of Zero Dollars ($0.00); for the period of February 1, 1997, through February 28, 1997, a monthly Base Rent of Ten Thousand One Hundred Fifty Six Dollars and Twelve Cents ($10,156.12); for the period of March 1, 1997, through December 31, 1998, a monthly Base Rent of Twenty Thousand Three Hundred Twelve and Twenty Three Cents ($20,312.23); for the period of January 1, 1999 through July 31, 2002, a monthly Base Rent of Twenty Thousand Seven Hundred Sixty Two and Twelve Cents ($20,762.12) payable on the first day of each month in advance, without deduction or setoff of any kind, to Landlord and delivered to 700 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord.

4. USE: Tenant shall use the Premises only as Marketing, Administrative Offices, Light Assembly, and other uses related to Tenant's business of Communications Systems Development.

5. OPERATING COSTS: Tenant shall, for the entire Term, pay to Landlord as an item of additional rent, without any setoff or deduction therefrom, its Proportionate Share of costs ("Operating Costs") which Landlord may incur in owning, maintaining and operating the Project during each calendar year of the Term. "Proportionate Share" is defined as the % of Operating Costs incurred by Landlord with respect to the Project (the decimal equivalent of a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the rentable area within the entire Project). "Operating Costs" are defined to include all expenses and costs (but not specific costs which are separately billed to and paid by individual tenants) of every kind and nature which the Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project and supporting facilities of the Project, including but not limited to all real estate taxes and annual installments of special or other assessments payable with respect to the Project; costs of any contest of such taxes, including attorney's fees; management fees, (not to exceed 4% of gross receipts) insurance premiums, utility costs, security costs, costs of wages, maintenance costs (relating to the Project including sidewalks, landscaping and parking or service areas, common areas, service contracts, equipment and supplies) and all other costs of any nature whatsoever which for federal tax purposes may be expensed rather than capitalized, but exclusive only of leasing commissions, depreciation, costs of tenant improvements and payments of principal and interest on any mortgages, deeds of trusts, or other security devices covering the Project. Operating Costs shall also include the yearly amortization of capital costs incurred by the Landlord for improvements to the Project required to comply with any change in the laws, rules or regulations of any governmental authority having jurisdiction, or for purposes of reducing Operating Costs, which costs shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by the Landlord.

As soon as reasonably practicable prior to the commencement of each calendar year during the Term, Landlord shall furnish to Tenant an estimate of Operating Costs for the ensuing calendar year and Tenant's Proportionate Share thereof. Tenant shall pay, as additional rent hereunder together with each installment of Base Rent, one-twelfth (1/12th) of its estimated annual Proportionate Share of Operating Costs. As soon as reasonably practicable after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's Proportionate Share of Operating Costs, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord shall credit to the next rent payments due Landlord from Tenant, as the case may be, any difference between the actual Operating Costs and the estimated Operating Costs paid by Tenant. Tenant's Proportionate Share of Operating Costs for the years in which this Lease commences and terminates shall be prorated by multiplying the actual Operating Costs by a fraction the numerator of which is the number of days of that year of the Term and the denominator of which is 365. Notwithstanding any other provision herein to the contrary, it is agreed that in the event that the Project is not fully occupied at any time during the Term, an adjustment shall be made in computing the Operating Costs for such year so that the Operating Costs shall be computed for such year as though the Project had been fully occupied during such year.

For a period of one year following Tenant's receipt of Landlord's statement of actual Operating Costs, Landlord shall keep available for Tenant's inspection copies of all supporting statements relating to Operating Costs. During this period Tenant may audit Landlord's Operating Costs records upon reasonable notice to Landlord. The audit must be performed during regular business hours in the offices where Landlord maintains its accounting records. Within ten (10) business days after the date of the audit, Tenant will provide Landlord a copy of the audit. Tenant shall not have the right to audit while in monetary default. No subtenant will have the right to audit under this provision. AN assignee, approved by Landlord, may have the right to audit as provided herein, however, such right shall only apply to the assignee's term of occupancy in the Premises pursuant to the Lease. In the event a discrepancy of five percent (5%) or more is found in favor of Tenant, Landlord shall pay the cost of such audit.

6. ADDITIONAL TAXES: Tenant shall pay as additional rent to Landlord, together with each installment of Base Rent, the amount of any gross receipts tax, sales tax or similar tax, or any tax imposed in lieu of real property taxes (but excluding therefrom any income tax), or arising out of ownership, payable or which will be payable by Landlord, by reason of the receipt of the Base Rent and adjustments thereto.

7. SECURITY DEPOSIT: On the date of execution of the Lease by Tenant, there shall be due and payable by Tenant a security deposit in the amount of Nineteen Thousand, Seven Hundred and Sixty One Dollars ($19,761.00) to be held for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rent or a measure of Landlord's damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or damage, injury, expense or liability caused to Landlord by the event of default or breach of covenant, any remaining balance of the security deposit to be returned by Landlord to Tenant upon termination of this Lease.

8. LEASEHOLD IMPROVEMENTS: Landlord shall make and install or provide for the installation of leasehold improvements in accordance with the plans, specifications, terms and conditions set forth in Exhibit B. Landlord will provide Tenant a leasehold allowance of Twenty Dollars and Seventy Five Cents ($20.75) per square foot, or Five Hundred Sixty Thousand Dollars($560,000.00). Except as specifically provided for in this Lease, Landlord shall have no obligation to repair, improve, redecorate or remodel the Premises. All contractors and subcontractors performing work at the Premises for the initial lease-up of the building must be recognized and approved by the Building Trades Council having jurisdiction and each such contractor or subcontractor must be bound by and a signatory to an applicable bargaining agreement and observe area standards for wages and other terms and conditions of employment, including fringe benefits; provided, however, that this requirement does not apply to or affect any maintenance or similar type of workers performing services at the Premises or employees of Tenant after the Premises are complete.

9. UTILITIES: Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage service to the Premises. Tenant shall pay, when due, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, telephone and/or other utility services or energy source furnished to the Premises during the term of this Lease, or any renewal or extension thereof. If Landlord elects to furnish any of the foregoing, the rate charged by Landlord for such utility services or other services furnished or caused to be furnished by Landlord shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges thereof shall be deemed additional rent.

10. CARE AND REPAIR OF PREMISES, BUILDING AND PROJECT: Tenant shall, at all times throughout the terms of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations provided, however, that the initial installation shall be in compliance. Tenant's obligations hereunder (excluding Landlord's negligence) shall include but not be limited to the maintenance, repair and replacement, if necessary, of all lighting, HVAC and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. For the first five years of the lease term Tenant's obligations for HVAC shall be limited to repairs. Notwithstanding the foregoing, Landlord shall extend to Tenant all warranties related to Tenant's Premises.

If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, (except from negligent acts) and upon completion thereof, Tenant shall pay to Landlord all costs plus 15% for overhead incurred by Landlord in making such repairs upon presentation to Tenant of an invoice therefor.

Landlord shall keep the foundation, exterior walls (except plate glass or glass or other breakable materials used in structural portions) and roof in good repair, and if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Landlord shall not be required to make any such repairs, modifications or replacements which become necessary or desirable by reason of the negligence of Tenant, its agents, servants or employees, or by reason of anyone illegally entering or upon the Premises.

Landlord shall maintain and manage all common areas of the Project, including grounds and parking areas. The cost of said maintenance shall be prorated in accordance with Section 4 of this Lease. All such maintenance which is provided by Landlord shall be provided as reasonably necessary for the comfortable use and occupancy of the Premises during business hours, including Saturdays, Sundays, and holidays, upon the condition that the Landlord shall not be liable for damages for failure to do so due to causes beyond its control.

11. COVENANTS OF TENANT: Tenant agrees that it shall:

A. Observe such rules and regulations as from time to time may be put in effect by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

B. Give Landlord access to the Premises at all reasonable times, without change or diminution of rent, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord may deem advisable, and during the ninety (90) days prior to the expiration of the Term, to exhibit the Premises to prospective tenants and to place within the Project any usual or ordinary 'For Lease" signs.

C. Keep the Premises in good order and condition and replace all broken glass with glass of the same quality as that broken, save only glass broken by fire or other casualty covered by standard all risk insurance, and commit no waste on the Premises.

D.  Pay for all electric lamps, starters and ballasts used in the Premises.

E. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient.

F. The Tenant may not assign this Lease or sublet all or any part of the Premises voluntarily, involuntarily or by operation of law, without first obtaining Landlord's written consent thereto. Landlord's consent will not be unreasonably withheld provided that (i) the occupancy of any such assignee or sublessee is not inconsistent with the character of the Building; (ii) such assignee or sublessee shall assume in writing the performance of the covenants and obligations of Tenant hereunder; (iii) a fully executed copy of any such assignment or sublease shall be immediately delivered to Landlord but the making of such assignment or sublease shall not be deemed to release Tenant from the payment and performance of any of its obligations under this Lease; (iv) Tenant shall promptly disclose and pay to Landlord as additional rent hereunder any rent or other payments pursuant to any sublease which exceeds the amounts payable hereunder and any other consideration paid, or to be paid, by reason of the assignment or sublease; and(v) such assignment or subletting is approved by any mortgagee holding a mortgage covering the Premises which reserves such right unto the mortgagee. Notwithstanding the foregoing, if Tenant wishes to assign this Lease or sublet all or any part of the Premises to a named third party, Tenant shall first offer, in writing, to assign or sublet (as the case may be) to Landlord on the same terms and conditions and for the same Base Rent and additional rent as provided in this Lease. Any such offer by Tenant shall be deemed to have been rejected by Landlord unless within ten days from receipt thereof, Landlord delivers to Tenant written notice of acceptance of Tenant's offer.

G. Not place signs on or about the Premises without first obtaining Landlord's written consent thereto.

H. Not overload, damage or deface the Premises or do any act which may make void or voidable any insurance on the Premises or the Building, or which may render an increased or extra premium payable for any insurance deemed necessary or advisable by Landlord.

I. Not place any additional locks on any of Tenant's doors without the written consent of the Landlord. The Landlord shall have the right to keep pass keys to the Premises, however, Landlord shall provide 24 hours prior notice to enter the premises except for emergencies or for routine maintenance provided during regular business hours.

J. Not make any alterations or additions to the Premises which exceed $10,000.00 without obtaining the prior written approval of the Landlord thereto, and all alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by either of the parties hereto upon the Premises, except movable office furniture and equipment, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease.

K. Keep the Premises and the Project free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Provided, however, that Tenant shall have the right to contest any such lien, in which event such lien shall not be considered a default under this Lease until the existence of the lien has been finally adjudicated and all appeal periods have expired. Tenant shall indemnify and hold harmless Landlord from and against any such lien, or claim or action thereon, reimburse Landlord promptly upon demand therefor by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action, and, upon written request of Landlord, provide Landlord with a bond in an amount and under circumstances necessary to obtain a release of the Premises or the Project from such lien.

L. Cause to be performed by a competent service company, preventative maintenance of all HVAC units and warehouse unit heaters serving the Premises, as recommended by the equipment manufacturer.

M. Not carry any stock of goods or do anything in or about said Premises which will increase insurance rates on said Premises or the Building in which the same are located without the Landlord's written consent. If Landlord shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for insurance resulting from the business carried on in the Premises by Tenant. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

N. Maintain in full force and effect during the term hereof, a policy of public liability insurance under which Landlord and Tenant are named insured. The minimum limits of liability of such insurance shall be $1,000,000.00 combined single limit as to bodily injury and property damage. Tenant agrees to deliver a certificate of insurance evidencing such coverage to Landlord. Such policy shall contain a provision requiring thirty (30) days written notice to Landlord before cancellation of the policy can be effected.

12. AMERICANS WITH DISABILITIES ACT: The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the "ADA") shall be apportioned as follows:

A. If any of the common areas of the Project, including, but not limited to, exterior and interior routes of ingress and egress, off-street parking and all rules and regulations applicable to the Premises, the Building or the Project, fails to comply with the ADA, such nonconformity shall be promptly made to comply by Landlord. Landlord shall also cause its manager of the Building and the Project (the "Manager") to comply with the ADA in its operation of the Building and the Project.

B. Tenant and Landlord acknowledge and agree that Landlord has reviewed and approved the plans and specifications for Tenant's leasehold improvements and will construct Tenant's leasehold improvements in compliance with current interpretations of the ADA. If Landlord's construction of Tenant's leasehold improvements does not comply with current interpretation of the ADA, Landlord shall be responsible for any alterations or additions which may be required by the ADA at any time prior to or subsequent to the commencement of this Lease. In the event that alterations or additions to Tenant's leasehold improvements constructed by Landlord are required due to any change in the ADA or in the interpretation of the ADA subsequent to the commencement of this Lease, Tenant shall bear the responsibility for such changes.

    From and after the commencement date of this Lease, Tenant covenants and agrees to conduct its operations within the Premises in compliance with the ADA. If any of the Tenant's operations fail to comply with the ADA, such nonconformity shall be promptly made to comply by Tenant. In the event that Tenant elects to undertake any alterations to, for or within the Premises, Tenant agrees to cause such alterations to be performed in compliance with the then current interpretation of the ADA.

13. PARKING AND DRIVES: Tenant, its employees, and invitees shall have the nonexclusive right to use the common driveways and parking lots along with the other tenants and customers of the building. The use of such driveways and parking facilities are subject to such reasonable rules and regulations as the Landlord may impose. Tenant further agrees not to use, or permit the use by its employees, the parking areas for the overnight storage of automobiles or other vehicles without the written permission of Landlord.

14. CASUALTY LOSS: If the Premises is damaged in part or whole from any cause and the Premises can be substantially repaired and restored within one hundred eighty (180) days from the date of the damage using standard working methods and procedures. Landlord shall at its expense promptly and diligently repair and restore the Premises to substantially the same condition as existed before the damage. This repair and restoration shall be made within one hundred eighty
(180) days from the date of the damage unless the delay is due to causes beyond Landlord's reasonable control.

If the Premises cannot be repaired and restored within the one hundred eighty
(180) day period, then either party may, within ten (10) days after determining that the repairs and restoration cannot be made within one hundred eighty (180) days, cancel the Lease by giving notice to the other party. If the Premises is not repaired and restored within one hundred eighty (180) days from the date of the damage, then Tenant may cancel the Lease at any time after the one hundred eightieth (180th) day and before the two hundred tenth (210th) day following the date of damage. Tenant shall not be able to cancel this Lease if its willful misconduct caused the damage unless Landlord is not promptly and diligently repairing and restoring the Premises.

Unless the damage is caused by Tenant's willful misconduct, the Base Rent and Additional Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until ten (10) business days after Landlord completes the repairs and restoration, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

Landlord shall not be obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any improvements made by Tenant.

Landlord or Tenant may cancel this Lease if

    (i) more than forty percent (40%) of the Building is damaged and the Landlord decides not to repair and restore the Building;

    (ii) any mortgagee -of the Building does not allow adequate insurance proceeds for repair and restoration;

    (iii) the damage is not covered by Landlord's insurance; or

    (iv) the Lease is in the last twelve (12) months of its Term. To cancel, Landlord or Tenant must give notice to the other party within thirty
          (30) days after knowledge of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

15. CONDEMNATION: if the entire Premises is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking. If a portion of the Premises are taken by eminent domain, Landlord or Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to the other party within ninety (90) days after such date of taking. If Landlord does not elect to terminate this Lease, it shall, at its expense, restore the Premises, exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Premises are rendered untenantable, the rent shall proportionately abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of removal of its personal property and fixtures or Leasehold Improvements.

16. DELAY IN POSSESSION: If, the Premises shall, on the scheduled date of commencement of the Term, not be ready for occupancy by the Tenant due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any building operations, repair or remodeling to be done by Landlord, Landlord shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Premises to Tenant. The Landlord, using such due diligence, shall not in any way be liable for failure to obtain possession of the Premises for Tenant or to timely complete such construction, building operations, repair or remodeling, but the rental and other charges payable by 'tenant hereunder shall be abated until the Premises shall, on Landlord's part, be ready for occupancy by Tenant, this Lease remaining in all other respects in full force and effect and the Term and conditions shall be extended proportionately.

17. LIABILITY AND INDEMNITY: Save for its gross negligence, Landlord shall not be responsible or liable to Tenant for any loss or damage (i) that may be occasioned by or through the acts or omissions of persons occupying any part of the Building or any persons transacting any business in or about the Building or persons present in or about the Building for any other purpose or (ii) for any loss or damage resulting to Tenant or its property from burst, stopping or leaking water, sewer, sprinkler or steam pipes or plumbing fixtures or from any failure of or defect in any electric line, circuit or facility. Tenant shall not defend, indemnify and save Landlord harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Landlord, the Premises or any interest therein or in the Building by reason of or in connection with any use, non-use, possession or operation of the Premises, or any part thereof, any negligent or tortious act on the part of Tenant or any of its agents, contractors, servants, employees, licensees OR invitees, any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any part thereof, and any failure on the part of Tenant to perform any of the tern-is or conditions of this Lease provided, however, that nothing contained in this paragraph shall be deemed to require Tenant to indemnify Landlord with respect to any gross negligence or tortious act committed by Landlord or to any extent prohibited by law.

18. MUTUAL RELEASE/WAIVER OF SUBROGATION: Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by any of the all risk casualties, even if such casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

19. HAZARDOUS SUBSTANCES: Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., and applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Term.

20. DEFAULT: Tenant hereby agrees that in case Tenant shall default in making its payments hereunder or any of them or in performing any of the other agreements, terms and conditions of this Lease, then, in any such event, Landlord, in addition to all other rights and remedies available to Landlord by law or by other provisions hereof, may after five days written notice, with due process, re-enter immediately into the Premises and remove all persons and property therefrom, and, at Landlord's option, annul and cancel this Lease as to all future rights of Tenant and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid. Tenant further agrees that in case of any such termination Tenant will indemnify the Landlord against all loss of rents and other damage which Landlord incurs by reason of such termination, including, but not being limited to, costs of restoring and repairing the Premises and putting the same in rentable condition, costs of renting the Premises to another tenant, loss or diminution of rents and other damage which Landlord may incur by reason of such termination, and all reasonable attorney's fees and expenses incurred in enforcing any of the terms of the Lease. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

21. NOTICES: All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Premises and the time of rendition thereof of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished.

22. HOLDING OVER: Should Tenant continue to occupy the Premises after expiration or termination for any reason of the Term or any renewal or renewals thereof such tenancy shall be from month to month and in no event from year to year or for any longer term, and shall be on all the terms and conditions hereof applicable to a month to month tenancy except that Base Rent shall equal one hundred fifty percent (150%) of the Base Rent plus Tenant's Proportionate Share of Operating Costs payable at the time of such expiration or termination. Nothing herein, however, shall prevent Landlord from removing Tenant forthwith and seeking all remedies available to Landlord in law or equity.

23. SUBORDINATION: The rights of Tenant shall be and are subject and subordinate at all times to the lien of any mortgage now or hereafter in force against the Project, and Tenant shall execute such further instruments subordinating this Lease to the lien of any such mortgage as shall be requested by Landlord, including upon request an agreement by Tenant to attorn to the holder of such mortgage, in return for a covenant of nondisturbance of Tenant's occupancy by such holder in the event that such holder, its successors or assigns, succeeds to the interest of Landlord. Landlord agrees to make a commercially reasonable effort to obtain a non-disturbance and subordination agreement from its current lender.

24. ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Tenant's knowledge, no uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed). Any such statement may be furnished to and relied upon by any prospective purchaser, lessee or encumbrancer of all or any portion of the Project.

25. SERVICE CHARGE: Tenant agrees to pay a service charge equal to one percent (I%) per month or any portion thereof of any payment of monthly Base Rent or additional charge payable by Tenant hereunder which is not paid within ten (10) days from the date due.

26. BINDING EFFECT: The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord.

27. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfer or transfers of Landlord's interest in the Premises or the Project, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

28. LIMITATION OF LIABILITY: In the event that Landlord is ever adjudged by any court to be liable to Tenant in damages, Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers, or shareholders, shall never be personally liable for any judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successor in interest, or to maintain any other action not involving the personal liability of Landlord (or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, requiring its directors, officers or shareholders to respond in monetary damages from assets other than Landlord's interest in the Building), or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

29. ADDITIONAL RENT AMOUNTS: Any amounts in addition to Base Rent payable to Landlord by Tenant hereunder, including without limitation amounts payable pursuant to Sections 5, 6, 7, 8, 9, 10F, 10K, 17 and Exhibit B, hereof ("Additional Rent") shall be an obligation of Tenant hereunder and all such Additional Rent shall be due and payable upon demand.

30. INCORPORATION OF EXHIBITS: The following exhibits to this Lease are hereby incorporated by reference for all purposes as fully set forth at length herein:

       Exhibit A      Floor Plan of Premises
       Exhibit B      List of Leasehold Improvements Plans and Specifications
       Exhibit C      Site Plan and Legal Description


31. FORCE MAJEURE: All of the obligations of Landlord and of Tenant under this Lease are subject to and shall be postponed for a period equal to any delay or suspension resulting from fire, strikes, acts of God, and other causes beyond the control of the party delayed in its performance hereunder, this Lease remaining in all other respects in full force and effect and the Term not thereby extended. Provided nevertheless, the unavailability of funds for payment or performance of Tenant's obligations hereunder shall not give rise to any postponement or delay in such payment or performance of Tenant's obligations hereunder.

32. BROKERS: Unless otherwise agreed in writing, if Tenant has dealt with any person or real estate broker in respect to leasing or renting space in the Building, except United Properties (the listing Broker) or Essence Real Estate Services, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless from and against any liability in respect thereto.

33. GENERAL: The submission of this Lease for examination does not constitute the reservation of or an option for the Premises, and this Lease becomes effective only upon execution and delivery hereof by Landlord and Tenant. This Lease does not create the relationship of principal and agent or of partnership, joint venture or any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of lessor and lessee. No waiver of any default of Tenant hereunder shall be implied from ally omission by Landlord to take any action oil account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. Each term and each provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition. The topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto, their successors or assigns. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto.

34. SEVERABILITY: The invalidity of any provision, clause or phrase herein contained shall not serve to render the balance of this Lease ineffective or void and the same shall be construed as if such had not been herein set forth.

IN WITNESS HEREOF, the respective parties hereto have caused this Lease to be executed the day and year first above written.

LANDLORD:                                TENANT:
RYAN COMPANIES U S, INC.           SPANLINK COMMUNICATIONS, INC.

BY:    Timothy P. McShane                 BY:   /s/ Patrick P. Irestone

Its:   Vice President                     Its:  President